Exhibit 5.1

Covington & Burling LLP
One CityCenter
850 Tenth Street, NW
Washington, DC 20001-4956
T +1 202 662 6000

June 5, 2023

WeWork Inc.
12 East 49th Street, 3rd Floor
New York, New York 10017

Ladies and Gentlemen:

We have acted as counsel to WeWork Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3, which was filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (such registration statement is herein referred to as the “Registration Statement”), of the resale of up to  90,755,488 shares (the “Resale Shares”) of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) held by certain stockholders of the Company.

We have reviewed (i) the Registration Rights Agreement, dated as of May 5, 2023, by and among WeWork Inc. and the holders listed thereto and (ii) such other corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals. We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that the Resale Shares have been duly authorized and are validly issued, fully paid and non-assessable.

We are members of the bar of the District of Columbia. We do not express any opinion herein on any laws other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                      Very truly yours,

                                                      /s/ Covington & Burling LLP